FIFTH AMENDMENT TO CREDIT AGREEMENT

     This Fifth Amendment to Credit Agreement ("Fifth Amendment") is entered into this 28th day of February, 1996 by and between LONGVIEW FIBRE COMPANY as "Borrower," SEATTLE-FIRST NATIONAL BANK, as agent for the Banks ("Agent"), and the banks listed on the signature pages hereof as "Banks" and amends that certain Credit Agreement dated as of February 26, 1993, as previously amended by amendments dated August 31, 1993, January 28, 1994, September 30, 1994 and February 28, 1995, respectively (as so amended, the "Agreement").

                               Recitals

     A. The Borrower has requested a one year extension of the Termination Date and the Banks are willing to grant such extension subject to the terms and conditions of this Fifth Amendment.
     B. The parties further wish to amend the Agreement to change certain pricing terms as set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

                                Agreement

     1. Defined Terms. All terms defined in the Agreement shall have the same meaning when used in this Fifth Amendment, except as may be otherwise provided in this Fifth Amendment, including, specifically, the definition in
Section 1.1 of the Agreement for "Termination Date" which definition is hereby deleted and replaced with the following:

     "Termination Date" means February 28, 1998 (or February 28 of such subsequent year to which the Termination Date may have been extended in accordance with Section 2.17 of this Agreement) or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     2. Euro-Bank Rate. Section 2.7(b) of the Agreement is hereby amended to delete the definition of the term "Euro-Dollar Margin" and to replace it with the following:

     "Euro-Dollar Margin", during any fiscal quarter of Borrower, means: (a) 0.2%, if the Capitalization Ratio as of the end of the preceding fiscal quarter was less than 0.30, (b) 0.25%, if the Capitalization Ratio as of the end of the preceding fiscal quarter was greater than or equal to
     0.30 and less than 0.40, (c) 0.325%, if the Capitalization Ratio as of the end of the preceding fiscal quarter was greater than or equal to
     0.40 and less than 0.55, and (d) 0.5%, if the Capitalization Ratio as of the end of the preceding fiscal quarter was greater than or equal to 0.55.

     3. Facility Fee. Section 2.8(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

     (a) Facility Fee. Borrower shall pay to the Agent quarterly in arrears, for the account of the Banks ratable in portion to their Commitments, a facility fee equal to a percentage per annum of the aggregate Commitments, according to the following schedule:


     Capitalization Ratio
     as of the end of the
     preceding fiscal quarter               Facility Fee percentage

     Less than .30                                    0.10%
     Greater than or equal to
       .30 and less than .40                          0.125%
     Greater than or equal to
       .40 and less than .55                          0.175%
     Greater than or equal to
       .55                                            0.25%

     4. Termination Date Extension. The first sentence of Section 2.17 is amended to read as follows:

     Section 2.17 Termination Date Extension. If the Borrower shall give to the Agent written notice during December 1996 (or, if so extended pursuant to this Section 2.17, the December of that subsequent year occurring fourteen months prior to the then-current Termination Date) of the Borrower's desire to extend the Termination Date for one additional year then such Termination Date shall be so extended if each Bank by February 28, 1997 (or February 28 of such subsequent year which is one year prior to the then-current Termination Date) shall have provided its written consent to such extension and the Borrower shall have paid such appropriate fees and expenses as may be required by the Banks.

     5. Effective Date. This Fifth Amendment shall be effective on February 28, 1996 (the "Effective Date") subject to the condition precedent that on or prior to said date, each of the following events have occurred:

          a. This Fifth Amendment shall have been fully executed in one or more counterparts by the Borrower and Banks and delivered to the Agent;

          b. All fees and other amounts due and payable on or before the Effective Date shall have been paid in full;

          c. No Event of Default or Default shall have occurred and be continuing; and

          d. Agent shall have received a copy of a Board resolution in form and substance satisfactory to Agent authorizing the Borrower's execution, delivery and performance of the Fifth Amendment.

     6. Representations and Warranties. Borrower hereby represents and warrants as follows:

          a. This Fifth Amendment and the Agreement, as hereby amended, each constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, having been duly authorized by all necessary corporate action, having received all necessary governmental approvals, and not being in contravention of any law, any provision of the Articles of Incorporation or Bylaws of the Borrower or of any contract binding upon the Borrower.

          b. Each of the matters set forth in Article 4 of the Agreement is true and correct in each case as if made on the Effective Date of this Fifth Amendment and no Event of Default or Default shall have occurred and be continuing or will have occurred as a result of the execution and performance of this Fifth Amendment.

     7. Other Terms. Except as specifically amended by this Fifth Amendment, all other terms, conditions, and definitions of the Agreement and the other Loan Documents shall remain in full force and effect, and are ratified by each of the undersigned.

     8. Counterparts. This Fifth Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument. Dated and effective as of the 28th day of February, 1996.

Borrower                                        Agent

LONGVIEW FIBRE COMPANY                          SEATTLE-FIRST NATIONAL BANK

\s\ L. J. Holbrook                               \s\ Dora A. Brown
By:  L. J. Holbrook                              By:  Dora A. Brown
Title: Sr. Vice President-Finance                Title:  Asst. Vice President

                                                                 Percentage of
BANKS:                                           Commitment      Commitment

SEATTLE-FIRST NATIONAL BANK                      $56.0 Million      30.10%

\s\ Robert M. Ingram, III
By:  Robert M. Ingram, III
Title: Vice President


BANK OF AMERICA NATIONAL                         $26.0 Million      13.98%
TRUST & SAVINGS ASSOCIATION

\s\ Mike J. Balok
By: Mike J. Balok
Title:  Managing Director


ABN AMRO BANK N.V., Seattle Branch               $26.0 Million      13.98%
By: ABN AMRO North America, Inc.,
as agent

\s\ J. J. Rice
By:  J. J. Rice
Title: Vice President

\s\ David McGinnis
By: David McGinnis
Title: Vice President


THE BANK OF NOVA SCOTIA                          $26.0 Million      13.98%

\s\ Michael Brown
By: Michael Brown
Title: Officer


UNITED STATES NATIONAL BANK                      $26.0 Million      13.98%
OF OREGON

\s\ Janice T. Thede
By: Janice T. Thede
Title: Vice President


UNION BANK OF SWITZERLAND                        $26.0 Million      13.98%
Los Angeles Branch

\s\ Curtis Flammini
By: Curtis Flammini
Title: Asst. Vice President

\s\ Philip A. Stephens
By: Philip A. Stephens
Title: Vice President